UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 29, 2007

CardioDynamics International Corporation

(Exact name of registrant as specified in its charter)

California	0-11868	95-3533362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Nancy Ridge Drive, Suite 300, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858)-535-0202

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Changes in Registrant’s Certifying Accountant

On May 29, 2007, the Audit Committee of the Board of Directors of CardioDynamics International Corporation (“Company”) dismissed Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm. The change is the result of a competitive bidding process initiated by the Company as part of its ongoing efforts to reduce administrative expenses and improve efficiency. The decision to change independent accountants was recommended by the Company’s management and approved unanimously by the Company’s Audit Committee. The Audit Committee is in the process of selecting a new independent registered public accounting firm, and expects to announce the replacement firm within the next two weeks.

MHM’s audit reports on the Company’s consolidated financial statements and internal control over financial reporting for the fiscal years ended November 30, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through May 29, 2007, there were no (1) disagreements with the Company or MHM on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Company or MHM, would have caused the Company or MHM to make reference thereto in their report on the financial statements, or (2) reportable events.

The Company has furnished to MHM the statements made in this Item 4.01. A copy of a letter addressed to the Securities and Exchange Commission from MHM regarding these statements is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit 16.1	Letter from MHM to the Securities and Exchange commission dated June 1, 2007, regarding agreement with the statements made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioDynamics International Corporation

Date: June 1, 2007	/s/ Stephen P. Loomis
Stephen P. Loomis
Chief Financial Officer